[AUTOZONE LOGO]

NEWS:
FOR IMMEDIATE RELEASE

Financial Contact:  Robert Hunt
                    (901) 495-7181

Media Contact:  Lesley Hartney
                (901) 495-7304

                AUTOZONE PRESIDENT HANEMANN TO RETIRE;
       CHIEF OPERATING OFFICER ADAMS TO ADD PRESIDENT'S POST

MEMPHIS, TN (November 8, 1996) - J.R. Hyde III, chairman and CEO of AutoZone Inc. (NYSE: AZO), today announced that AutoZone's president, Thomas S. Hanemann, 59, plans to retire from the company. Mr. Hanemann's retirement will be effective at the company's annual meeting, December 12, but he will remain on the company's board of directors.

Johnston C. Adams Jr., 48, currently vice chairman and chief operating officer, will be elected president and chief operating officer at the December 12 board meeting. Mr. Adams will assume Mr. Hanemann's responsi-bilties for exploring the company's opportunities to expand internationally.

"Tom has made significant contributions to AutoZone over the years, and we will miss his leadership," Mr. Hyde said. "We are pleased that Tom will remain a director."

"Mr. Hanemann was elected president and a director in 1994. He had been exec-utive vice president - stores and distribution since 1992 and senior vice president - stores since 1986. Previously, Mr. Hanemann was president of Ike's and Super D, divisions of Malone & Hyde.

AutoZone sells auto parts, chemicals and accessories through its chain of 1,423 stores in 27 states.

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123 South Front Street, Memphis, TN 38103 (901) 495-6500, FAX (901) 495-8300